Kevin M. Bolin, Experienced Renewable Energy Executive,

Named Chairman of the Board of Directors of Q2Power

Lancaster, Ohio; March 1, 2016 - Q2Power Technologies (OTCQB: QPWR) announced today that Kevin M. Bolin, a renewable energy senior executive with over 20 years’ experience in the sector, has joined the Company’s Board of Directors as its Chairman. Mr. Bolin’s current and previous industry positions include:

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Executive Chairman of the Board and interim CEO of Alter NRG (2009-2015), a publicly-traded (Toronto Stock Exchange) leader in plasma gasification technology acquired from Westinghouse. At Alter NRG, he oversaw the corporate restructuring, operational turnaround, capital raising of over $35 million, and eventual sale of the company in July 2015 at a 160% premium to market which represented a 7x return to investors during his tenure as Chairman.

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CEO, President and Director of EnerTech Environmental (1992-2010), a renewable energy and biosolids technology company, which he grew to $20 million in annual sales anchored by long-term contracts valued at $390 million, and raised over $200 million in funding.

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Industrial Advisor to EQT Infrastructure (2013-present), a global private equity firm with over 20 Billion Euros under management.

In addition to these accomplishments, Mr. Bolin has won awards, been issued patents, and published numerous articles in the waste and renewable energy sectors.  He is a certified public accountant with his BBA from the University of Notre Dame.

“We are honored to welcome Kevin to Q2Power and are confident he will add tremendous value in terms of strategic direction, access to capital, and formation of important alliances with leaders in the waste management and renewable power sectors,” stated Christopher Nelson, Q2Power’s CEO. “Kevin has already proven to be a very hands-on addition to our team who will provide the support, contacts and validation we need to take Q2Power to the next level.”

“I’m excited to work with the solid team at Q2Power on this very interesting opportunity -- developing sustainable waste management ecosystems that help customers reduce operational costs and regulatory burdens,” stated Mr. Bolin. “I believe there is great upside for Q2Power’s shareholders moving forward, and I look forward to providing the same dedication to making Q2Power a success as Chris and his team have already shown.”

Mr. Bolin’s compensation as director is comprised solely of stock options, a majority of which vest only as the Company meets critical milestones over the next year, such as recruitment of additional top tier directors, closing of key acquisitions and strategic partnerships and securing long-term capital.

About Q2Power Technologies

Q2Power’s technology provides a new, cost-effective solution to dispose of waste by converting it to electricity and useful heat. Because of its containerized, modular design, the system can be deployed with minimal time and expense at thousands of small-scale facilities that must dispose of waste such as used fuels, methane and biogas, at increasingly greater costs. Q2Power installed its first system this summer at an Ohio wastewater treatment plant and is on track to deploy commercial units to meet customer demand for both liquid and gaseous fuels systems early in 2016.

For more information about Q2Power, please visit: www.q2p.com

Legal Notice Regarding Forward-Looking Statements: This news release contains "Forward-looking Statements". These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to our ability to fully commercialize our technology, risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new products and markets, the time and expense involved in such development activities, the ability to secure additional financing, the level of demand and market acceptance of our products, and changes in our business strategies.

Q2P Investor Contact:

Arthur Douglas and Associates

Art Batson

407-478-1120

Q2Power Contact:

Christopher Nelson, CEO

chris@q2p.com